UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2015

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of SWK Holdings Corporation (the “Company”), dated November 16, 2015, reporting SWK Holdings Corporation’s financial results for the third quarter 2015. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Brett Pope, the Company’s Chief Executive Officer, gave notice that he will resign effective January 12, 2016, to pursue other interests. Mr. Pope will also resign from the Board of Directors effective January 12, 2016. The Board of Directors has promoted Winston Black, currently Managing Director, to the role of Chief Executive Officer, effective upon Mr. Pope’s departure.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release of SWK Holdings Corporation, dated November 16, 2015, reporting SWK Holdings Corporation’s financial results for the third quarter 2015 and appointment of new CEO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Winston L. Black
Winston L. Black
Managing Director

Date: November 16, 2015

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of SWK Holdings Corporation, dated November 16, 2015, reporting SWK Holdings Corporation’s financial results for the third quarter 2015 and appointment of new CEO.

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